UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2012, Hologic, Inc. (Hologic or the Company) announced that the Company entered into separate, privately-negotiated exchange agreements under which it will retire $500 million in aggregate principal of the Company’s outstanding 2.00% Convertible Senior Notes due 2037 issued in 2007 (“Original Notes”) in exchange for its issuance of $500 million in aggregate principal of new 2.00% Convertible Senior Notes due 2042 (“New Notes”).

The New Notes will be issued under an indenture dated December 10, 2007 between the Company and Wilmington Trust Company, as Trustee, as supplemented by a Third Supplemental Indenture, to be entered into and dated March 5, 2012 (the “Third Supplemental Indenture”).

The Company offered the New Notes to certain holders of the Original Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company’s common stock, into which the New Notes are convertible, have been reserved for issuance by the Company and will be listed on the Nasdaq Global Select Market.

The New Notes will bear regular cash interest on the original principal amount of each note at a rate of 2.00% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2012. After March 1, 2018, the Company will cease to pay cash interest on the New Notes (other than contingent interest described below) prior to maturity. Instead, the original principal amount of each New Note will accrete at a rate of 2.00% per year, computed from March 1, 2018, on a semiannual bond-equivalent basis.

Beginning with the six-month period commencing March 1, 2018 the Company will pay additional contingent interest on the New Notes if the average trading price of the New Notes for the applicable five trading-day reference period equals or exceeds 120% of the accreted principal amount of the New Notes. The Company will pay contingent interest on the interest payment date immediately following the applicable six-month interest period. The amount of contingent interest payable per New Note in respect of any six-month interest period will be equal to 0.4% of the average trading price of a New Note for the applicable five trading-day reference period. The “five trading-day reference period” means the five trading days ending on the second trading day immediately preceding the relevant six-month interest period.

The New Notes are convertible under certain circumstances by holders into shares of our common stock at an initial conversion rate of 32.07698 shares per $1,000 original principal amount of notes (subject to adjustment in certain events). This is equivalent to an initial conversion price of $31.175 per share for the New Notes.

Holders may convert the New Notes into shares of the Company’s common stock under any of the following circumstances (each as described in the Third Supplemental Indenture):

•

During any calendar quarter after June 30, 2012 (and only during such calendar quarter) if the last reported trading price of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter, is greater than or equal to 130% of the applicable conversion price, or

•

Subject to certain exceptions, during the five business day period after any five consecutive trading-day period in which the trading price per $1,000 original principal amount of New Notes for each day of that period was less than 98% of the product of the last reported trading price of the Company’s common stock multiplied by the conversion rate on each such date, or

•	If the New Notes have been called for redemption, or

•	Upon the occurrence of specified corporate transactions, as described in the Third Supplemental Indenture.

At the option of the holder, regardless of the foregoing circumstances, holders may convert the New Notes at any time on or after December 1, 2041 through the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will have the right to deliver, in lieu of common stock, cash or any combination of cash and common stock, provided that all holders converting on the same trading day will be treated in the same manner. The New Notes include a make-whole interest provision, which may increase the conversion rate upon certain fundamental changes prior to March 1, 2018, as described in the Third Supplemental Indenture.

The New Notes will mature on March 1, 2042, unless earlier redeemed, repurchased or converted. The Company may redeem some or all of the New Notes at any time on or after March 6, 2018 in cash at the redemption price described below. As described above, Holders will have the right to convert the New Notes if the New Notes have been called for redemption, and upon conversion, the Company will have the right to deliver, in lieu of common stock, cash or any combination of cash and common stock. Holders will have the right to require the Company to purchase the New Notes at the purchase price described below on any of March 1, 2018, March 1, 2022, March 1, 2027, March 1, 2032 and March 2, 2037, or upon a fundamental change, as described in the Third Supplemental Indenture. The redemption or repurchase price shall be a price equal to the accreted principal amount of the New Notes to be redeemed or repurchased plus any accrued and unpaid cash interest, including contingent interest, if any, to the redemption or purchase date. Any New Notes repurchased will be paid for in cash.

The New Notes rank equally with all of the Company’s existing and future senior debt, including the Original Notes and other senior convertible notes that remain outstanding, and senior to all of our subordinated debt. The New Notes are, as the Original Notes are, structurally subordinated to all existing and future liabilities of our subsidiaries and are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the collateral.

If an event of default on the New Notes occurs, 100% of the aggregate accreted principal amount of the New Notes, plus accrued and unpaid interest thereon, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Third Supplemental Indenture. If the event of default relates to the Company’s failure to comply with the reporting obligations in the Third Supplemental Indenture, at the Company’s option, the sole remedy for the first 90 days following such event of default consists exclusively of the right to receive an extension fee on the New Notes in an amount equal to 0.25% of the accreted principal amount of the New Notes.

The foregoing description of the New Notes, the Third Supplemental Indenture, and the exchange of the Original Notes for the New Notes, does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture (which includes the form of the New Note) and the Form of Exchange Agreement, copies of which are included as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Third Supplemental Indenture to be entered into between Hologic, Inc. and Wilmington Trust Company, as Trustee.

4.2	Form of 2.00% Convertible Senior Notes due 2042 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement.

99.1	Press release of Hologic, Inc. dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer